Exhibit 99.1
News

For Immediate Release	Contact:
May 11, 2016	Rick Honey
(212) 878-1831

MINERALS TECHNOLOGIES INC. DECLARES QUARTERLY DIVIDEND
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NEW YORK, May 11, 2011—Minerals Technologies Inc. (NYSE: MTX) today declared a regular quarterly dividend of $0.05 per share on the company's common stock. The dividend is payable on June 9, 2016 to stockholders of record on May 26, 2016.